As filed with the Securities and Exchange Commission on June 18, 2009

Registration No. 333-150086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Burlington Resources Inc. Retirement Savings Plan

(Full title of the plan)

Janet Langford Kelly

Senior Vice President, Legal,

General Counsel and Corporate Secretary

600 North Dairy Ashford

Houston, Texas 77079

(Name and address of agent for service)

(281) 293-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

ConocoPhillips (the “Registrant”) filed a Registration Statement on Form S-8 on April 4, 2008 (Registration No. 333-150086) (the “Registration Statement”) to register shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), for issuance pursuant to the Burlington Resources Inc. Retirement Savings Plan. Since the filing of the Registration Statement, the Burlington Resources Inc. Retirement Savings Plan has been merged with and into the ConocoPhillips Savings Plan. As a result, the Burlington Resources Inc. Retirement Savings Plan is no longer in existence and annual reports will no longer be filed for such plan. Annual reports will continue to be filed for the ConocoPhillips Savings Plan, the successor plan to the Burlington Resources Inc. Retirement Savings Plan.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 2009.

CONOCOPHILLIPS

By:	/s/ Sigmund L. Cornelius
Sigmund L. Cornelius
Senior Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 18, 2009.

SIGNATURE	TITLE

*	Chairman of the Board, Chief Executive Officer and
James J. Mulva	Director (Principal Executive Officer)

/s/ Sigmund L. Cornelius	Senior Vice President, Finance
Sigmund L. Cornelius	and Chief Financial Officer
(Principal Financial Officer)

/s/ Glenda M. Schwarz	Vice President and Controller
Glenda M. Schwarz	(Principal Accounting Officer)

*	Director
Richard L. Armitage

*	Director
Richard H. Auchinleck

*	Director
James E. Copeland, Jr.

*	Director
Kenneth M. Duberstein

*	Director
Ruth R. Harkin

*	Director
Harold W. McGraw III

*	Director
Harald J. Norvik

*	Director
William K. Reilly

*	Director
Bobby S. Shackouls

*	Director
Victoria J. Tschinkel

*	Director
Kathryn C. Turner

*	Director
William E. Wade, Jr.

* By:	/s/ Janet Langford Kelly
Janet Langford Kelly
Attorney-in-Fact

Burlington Resources Inc. Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Burlington Resources Inc. Retirement Savings Plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the Burlington Resources Inc. Retirement Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 2009.

BURLINGTON RESOURCES INC. RETIREMENT SAVINGS PLAN
(Plan)

By:	/s/ Frances M. Vallejo
Name:	Frances M. Vallejo
Title:	Administrator

EXHIBIT INDEX

Exhibit Number		Document Description
24	—	Powers of Attorney (included on the signature page to the Registration Statement (File No. 333-150086)).